UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  November 10, 2008
(Date of earliest event reported)

CLST HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22972	75-2479727
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17304 Preston Road, Suite 420
Dallas, Texas, 75252
(Address of principal executive offices and zip code)

(972) 267-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

This Form 8-K/A amends the Current Report on Form 8-K filed November 17, 2008 regarding CLST Holdings, Inc.’s (the “Company”) entry into a purchase agreement, through CLST Asset I, LLC, a wholly owned subsidiary of CLST Financo, Inc., which is one of our direct, wholly owned subsidiaries, to acquire all of the outstanding equity interests of FCC Investment Trust I (the “Trust”) from Drawbridge Special Opportunities Fund LP (“Drawbridge”) for approximately $41.0 million (the “Purchase Agreement”).  Our acquisition of the Trust was financed by approximately $6.1 million of cash on hand and by a non-recourse, term loan of approximately $34.9 million from Fortress Credit CO LLC (“Fortress”), an affiliate of Drawbridge, pursuant to the terms and conditions set forth in the credit agreement, dated November 10, 2008, by and among the Trust, Fortress, as the lender and administrative agent, FCC Finance, LLC, as the initial servicer, Lyon Financial Services, Inc., as the backup servicer, and U.S. Bank National Association, as the collateral custodian (the “Credit Agreement”).

The sole purpose of this Form 8-K/A is to file the unredacted versions of the Purchase Agreement and the Credit Agreement. A copy of the unredacted versions of the Purchase Agreement and Credit Agreement are being furnished as exhibits to this Form 8-K/A and are incorporated by reference into this item 1.01.

Item 2.01.              Completion of Acquisition or Disposition of Assets.

See the information set forth under Item 1.01 of this Current Report on Form 8-K, all of which is incorporated by reference into this Item 2.01.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information set forth under Item 1.01 of this Current Report on Form 8-K, all of which is incorporated by reference into this Item 2.03.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

10.1	Purchase Agreement, dated November 10, 2008.

10.2	Credit Agreement, dated November 10, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLST HOLDINGS, INC.

	By:	/s/ ROBERT A. KAISER
Robert A. Kaiser
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and
Assistant Secretary

March 5, 2009